Exhibit 1.2

SUNTRUST BANKS, INC.

Global Medium-Term Notes, Series A

AGENT ACCESSION LETTER

April 25, 2018

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

SunTrust Banks, Inc., a Georgia corporation (the “Company”) is a party to a Master Agency Agreement dated as of September 13, 2010 (as amended by Amendment No. 1 to the Master Agency Agreement dated as of October 3, 2012, this Agent Accession Letter and as may be further supplemented or amended from time to time) (the “Master Agency Agreement”) among the Company and each agent signatory thereto (the “Existing Agents”) with respect to the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series A, (the “Notes” and, together with any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the “Program Securities”). The Notes will be issued pursuant to the provisions of an indenture dated as of September 10, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”). The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Program Securities, on terms substantially the same as those contained in the Master Agency Agreement. A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Program Securities attached to such Master Agency Agreement as Exhibit C, is attached hereto.

In accordance with Section 3(c) of the Master Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement. As used herein, the term “you” (or any term of similar meaning) shall be deemed to refer to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Without limiting the Company’s representations, warranties and agreements contained in the Master Agency Agreement, the Company hereby further represents and warrants to, and agrees with you that:

(i)    Neither the Company nor any of its “significant subsidiaries” (as such term is used in Rule 1-02(w) of Regulation S-X under the Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Information, there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries (other than (i) repurchases of common stock of the Company in an aggregate amount that is less than 1.25% of the number of outstanding shares of common stock on the date hereof and (ii) issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans), any material increase in the long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information; SunTrust Bank is a Significant Subsidiary, and no other subsidiary of the Company is a Significant Subsidiary.

(ii)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such failures to be so qualified or in good standing that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(iii)    Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(iv)    The statements in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Description of Notes,” “United States Federal Income Tax Considerations” and “United States Federal Taxation,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(v)    The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(vi)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its affiliates or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation material to the Company by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(vii)    The operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect .

(viii)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its affiliates or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Program Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ix)    This Agent Accession Letter has been duly authorized, executed and delivered by the Company.

(x)    The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(xi)    The issuance and sale of the Program Securities, the compliance by the Company with all of the provisions of the Program Securities, the Master Agency Agreement and the Indenture and the consummation of the transactions herein and therein contemplated by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby, (ii) result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Program Securities or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with your the purchase and distribution of the Program Securities.

(xii)    Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the subsidiaries of the Company is a party or of which any property of the Company or any of the subsidiaries of the Company is the subject which is reasonably likely to be adversely determined against the Company or any of the subsidiaries of the Company and, if determined adversely to the Company or any of the subsidiaries of the Company, would individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xiii)    Each of the Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess or obtain the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xiv)    Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder. Ernst & Young LLP has audited the Company’s internal control over financial reporting.

(xv)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the

Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xvi)    Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except such changes as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xvii)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective

(xviii)    The Company and its Significant Subsidiaries have filed all foreign, and U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.

The parties hereto agree to amend the Master Agency Agreement by deleting Section 6(c) thereof and replacing it in its entirety with the following:

(i)    The Company is validly existing as a corporation in good standing under the laws of the State of Georgia, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

(ii)    SunTrust Bank is validly existing as a banking corporation in good standing under the laws of the State of Georgia.

(iii)    The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and the effects of general principles of equity and any implied covenant of good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(iv)    The Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and the effects of general principles of equity and any implied covenant of good faith and fair dealing, except that we provide no opinion with respect to the provisions therein providing for the indemnification, contribution or reimbursement of any person where such provisions would violate public policy or be limited by federal or state law.

(v)    When the terms of the Program Securities and of their issue and sale have been duly authorized and established in accordance with the Indenture and the Agency Agreement so as not to violate any applicable law, agreement or instrument then binding on the Company, and when the Program

Securities have been duly executed by the Company, authenticated by the Trustee in accordance with the Indenture, and delivered to and paid for by the purchasers thereof in accordance with the terms of the Agency Agreement, the Program Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and the effects of general principles of equity and any implied covenant of good faith and fair dealing.

(vi)    The offer and sale of the Program Securities, and the execution and delivery by the Company of the Agency Agreement and the Indenture and the performance by the Company of its obligations thereunder, will not contravene any provision of (i) any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument listed on Schedule A hereto, (ii) the Amended and Restated Articles of Incorporation, as amended, or the Bylaws of the Company, or (iii) any statute, rule or regulation issued pursuant to the federal laws of the United States, the law of the State of New York or the Georgia Business Corporation Code or, to our knowledge, any order issued pursuant to the federal laws of the United States, the law of the State of New York or the Georgia Business Corporation Code by any court or governmental body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except (a) that we provide no opinion with respect to any federal or state securities law, rule or regulation and (b) in the case of clauses (i) and (iii) for any such contravention that would not, individually or in the aggregate, result in a material adverse change in the financial position or results of operations of the Company and its subsidiaries.

(vii)    No consent, approval, authorization, order, registration or qualification of or with any governmental body or agency under the federal laws of the United States, the law of the State of New York or the Georgia Business Corporation Code or, to our knowledge, any federal or New York court or any Georgia court acting pursuant to the Georgia Business Corporation Code is required for the offer and sale of the Program Securities, the execution and delivery by the Company of the Agency Agreement and the Indenture and the performance by the Company of its obligations thereunder and under the Program Securities, except that we provide no opinion with respect to any federal or state securities law, rule or regulation or the rules of the Financial Industry Regulatory Authority, Inc.

(viii)    To our knowledge, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

(ix)     The Registration Statement was declared effective under the Securities Act on September 15, 2015; each of the MTN Prospectus Supplement, the CCN Product Supplement, the MP Product Supplement, the Index Supplement and the Buffered Note Product Supplement has been filed with the Commission pursuant to Rule 424 under the Securities Act; and, based solely upon review of the information posted at http://www.sec.gov/litigation/stoporders.shtml at 8:30 A.M., New York City time, on the date hereof, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company is pending or threatened by the Commission.

(x)    The statements in the MTN Prospectus Supplement under the heading “Description of Notes,” in the CCN Product Supplement and the MP Product Supplement under the heading “Additional Terms of the Notes,” and in the Buffered Note Product Supplement under the heading “Description of the Notes,” to the extent such statements constitute summaries of the terms of the documents referred to therein, constitute an accurate summary of such matters in all material respects, subject to the insertion of the terms of the Program Securities that are to be described in one or more term sheets or pricing supplements to the Prospectus.

(xi)    The Registration Statement, as of its latest effective date, and the Prospectus, as most recently amended or supplemented, appear on their face to be appropriately responsive, in all material respects relevant to the offering of the Program Securities, to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations if the Commission thereunder, in each case other than the financial statements and notes thereto, the financial statement schedules and other financial data and Statement of Eligibility on Form T-1 included or incorporated by reference therein.

The parties hereto agree to amend the Master Agency Agreement by deleting Sections 7(b) through 7(d) thereof and replacing them in their entirety with the following:

(b)    Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information, the Company shall, reasonably promptly thereafter, furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, or any other Executive Officer of the Company, dated the date of delivery, to the same effect as the certificate referred to in Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with such certificate, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such certificate.

(c)     Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information, the Company shall, reasonably promptly thereafter, furnish, or caused to be furnished, Merrill Lynch, Pierce, Fenner & Smith Incorporated with a disclosure letter of in-house counsel of the Company and Sullivan & Cromwell LLP, counsel for Merrill Lynch, Pierce, Fenner & Smith Incorporated, or such other counsel as is acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of delivery, to the effect set forth in Section 6(d)(ii) hereof but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed Merrill Lynch, Pierce, Fenner & Smith Incorporated to cease or Merrill Lynch, Pierce, Fenner & Smith Incorporated has ceased soliciting offers to purchase Program Securities to furnish Merrill Lynch, Pierce, Fenner & Smith Incorporated with such disclosure letters, provided that the obligation of Merrill Lynch, Pierce, Fenner & Smith Incorporated to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such disclosure letters.

(d)     Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information, the Company shall, reasonably promptly thereafter, cause its independent registered public accounting firm to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Company and the Agents and dated the date of delivery, substantially in the form attached hereto as Exhibit E, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Program Securities to furnish each Agent with the letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Program Securities shall be subject to the delivery of such letter.

For each issuance of Notes in which you participate as Agent, Section 9 of the Master Agency Agreement is hereby amended by replacing Section 9(a), (b), (c) and (d) with the following

(a)     The Company will indemnify and hold harmless each Agent, its affiliates and selling agents and each person, if any, who controls any Agent, affiliate or selling agent within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and partners of each Agent, affiliate or selling agent, against any losses, claims, damages or liabilities, joint or several, to which such Agent or such director, officer, employee, partner, affiliate, selling agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Free Writing Prospectus or the Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent and each such director, officer, employee, partner, affiliate, selling agent and controlling person for any legal or other expenses reasonably incurred by such Agent or such director, officer, employee, partner, affiliate, selling agent or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Agent shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, it being understood and agreed that such furnished information, if any, shall be identified in the Terms Agreement relating to a particular issuance of Notes. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    You, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Company’s directors, officers and employees, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Free Writing Prospectus or the Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Free Writing Prospectus or the Time of Sale Information, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that such furnished information, if any, shall be identified in the Terms Agreement relating to a particular issuance of Notes.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Program Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Agents on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Program Securities distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

You represent and warrant that you are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). You agree to comply will all rules and regulations of FINRA applicable to you in making sales of Program Securities, including without limitation, FINRA Rules 5121 and 5141.

You agree that in selling Program Securities pursuant to any offering, you will comply with all rules and regulations applicable to you, including the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder and the applicable rules and regulations of any securities exchange having jurisdiction over the offering of the Program Securities.

The Company acknowledges and agrees that you may retain the services of one or more of your affiliates to assist it in carrying out, and complying with, your obligations, covenants and representations and warranties set forth herein.

It is further agreed that in each case that STRH, as representative of the Agents or otherwise, has the authority under the Master Agency Agreement to waive, approve or otherwise exercise discretion or judgment under the Master Agency Agreement on behalf of the Agents, any such waiver, approval or other exercise of discretion or judgment shall not apply to you without your express written consent.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies addressed to you (or Reliance Letters thereon) of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement. For purposes of Section 14 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 9 or any other provision of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 9(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Program Securities.

It is hereby agreed and acknowledged that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company or any other party, assign its rights and obligations in the Master Agency Agreement and hereunder to BofAML Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date hereof).

This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

SUNTRUST BANKS, INC.

By:	/s/ Albert Kolesar
Name:	Albert Kolesar
Title:	Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Robert J. Little
Name:	Robert J. Little
Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated 50 Rockefeller Plaza NY1-050-12-02 New York, New York 10020 Facsimile: (646) 855-5958 Attention: High Grade Transaction Management/Legal